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                                                                    EXHIBIT 5.1

                                ALSTON&BIRD LLP
                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-7777
                                 www.alston.com

NILS H. OKESON        DIRECT DIAL: 404-881-7889       E-MAIL: NOKESON@ALSTON.COM

                                  June 3, 2002

CTI Molecular Imaging, Inc.
810 Innovation Drive
Knoxville, Tennessee 37932

         Re:      CTI Molecular Imaging, Inc.
                  Form S-1 Registration Statement (SEC File No. 333-85714)

Ladies and Gentlemen:

         We have acted as counsel to CTI Molecular Imaging, Inc., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), up to 12,328,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share, up to 11,048,000 of which (the "Company Shares") are to be issued and sold by the Company, and up to 1,280,000 of which (the "Selling Stockholder Shares") are to be sold by the selling stockholders identified in the Registration Statement (the "Selling Stockholders"). Following the effectiveness of the Registration Statement, the Company and the Selling Stockholders intend to sell the Company Shares and the Selling Stockholder Shares to the several underwriters (the "Underwriters") named in Schedule I to the Underwriting Agreement (the "Underwriting Agreement") to be entered into by and among the Company, the Selling Stockholders and the Underwriters. As used herein, the term "Company Shares" includes any additional shares that the Company may subsequently register under the Securities Act pursuant to a registration statement filed by the Company with the Commission pursuant to Rule 462(b) of the Commission (a "Rule 462(b) Registration Statement"). This opinion letter is rendered pursuant to Item 16 of Form S-1 and Item 601(b)(5) of the Commission's Regulation S-K.

         We have examined the Certificate of Incorporation of the Company, the Bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, of the Company deemed by us to be relevant to this opinion letter, the proposed form of Underwriting Agreement, the Registration Statement, as amended, and other agreements, corporate records and documents that we deemed necessary for the purpose of expressing the opinion set forth herein. We also have made such further legal and factual


   Bank of America Plaza         90 Park Avenue         3201 Beechleaf Court,    601 Pennsylvania Avenue,
  101 South Tryon Street,      New York, NY 10016             Suite 600                    N.W.
        Suite 4000                212-210-9400         Raleigh, NC 27604-1062   North Building, 10th Floor
 Charlotte, NC 28280-4000      Fax: 212-210-9444            919-862-2200        Washington, DC 20004-2601
       704-444-1000                                       Fax: 919-862-2260            202-756-3300
     Fax: 704-444-1111                                                              Fax: 202-756-3333

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CTI Molecular Imaging, Inc.
June 3, 2002
Page 2

examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties to be made in the Underwriting Agreement by the parties thereto, certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         Our opinions set forth below are limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

         The only opinions rendered by us consist of those matters set forth in the immediately following paragraph, and no opinions may be implied or inferred beyond the opinions expressly stated. Opinions rendered herein are as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement such opinions if, after the date hereof, facts and circumstances come to our attention or changes in the law occur which could affect such opinions.

         Based on the foregoing, it is our opinion that the Selling Stockholder Shares are validly issued, fully paid and nonassessable and, following (i) due execution and delivery of the Underwriting Agreement by the parties thereto,
(ii) final action of the Pricing Committee of the Board of Directors of the Company approving the precise number of Company Shares and the price of the Company Shares, and (iii) issuance and delivery of the Company Shares against payment therefor as provided in the Underwriting Agreement, the Company Shares will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement, to the incorporation by reference of this opinion letter into any Rule 462(b) Registration Statement that the Company subsequently may file with the Commission, and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                     ALSTON & BIRD LLP



                                                     By: /s/ Nils H. Okeson
                                                        -----------------------
                                                        Nils H. Okeson, Partner